Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP THIRD QUARTER EBITDA RISES 20% ON

9% REVENUE INCREASE

CHESTER, WV – November7, 2003 – MTR Gaming Group, Inc. (Nasdaq National Market:MNTG) today announced financial results for the third quarter and nine-month period ended September 30, 2003.  See attached tables (including Reconciliation of Non-GAAP Measures to GAAP).

Total revenues for the third quarter increased 9% to $84.1 million from $77.2 million in the third quarter of 2002, while EBITDA grew at a faster rate, by 20% to $17.6 million from $14.7 million.  Net income was $6.0 million or $.21 per diluted share compared to $6.2 million or $.22 per diluted share in last year’s period.  Third quarter results included higher interest expense and increased depreciation from additional facilities and equipment and the acquisition of Scioto Downs during the quarter.

Gaming revenues (“net win”) at Mountaineer rose 6.2% to $68.7 million during the third quarter, producing net win-per-day-per-machine of $232 based on an average of 3,220 machines for the current quarter, compared to $237 with an average of 2,995 machines in the third quarter of 2002.  EBITDA at Mountaineer increased 22% from $16.1 million to $19.7 million.

Revenues at MTR’s Speedway Property in North Las Vegas were $2.3 million in the third quarter and the property incurred an EBITDA loss of $78,000 due largely to new competition in the North Las Vegas market.  Revenues at Scioto Downs, which MTR acquired on July 31, 2003, were $1.5 million in the third quarter (from the date of acquisition), and the property incurred an EBITDA loss of $115,000.

For the first nine months of 2003, total revenues rose 9% to $223.2 million from $203.7 million, EBITDA increased 13% from $36.5 million to $41.2 million, and, as a result of the aforementioned increase in depreciation and interest expense, net income was $12.9 million or $.45 per diluted share compared to $15.2 million or $.52 per diluted share in the 2002 period.  Gaming revenues (“net win”) at Mountaineer rose 14.3% to $186.7 million during the first nine months of 2003, producing net win-per-day-per-machine of $220 based on an average of 3,112 machines for the current period, compared to $241 with an average of 2,625 machines in the 2002 period.

Edson R. (Ted) Arneault, President and CEO of MTR Gaming Group, stated, “We are pleased with the operating results for the quarter, especially with regard to revenue increases in every category and overall margin improvement.  EBITDA increased to 21% of total revenues from 19% in the third quarter of last year.  We continued to focus on overall cost containment efforts, and in this regard marketing expenses declined despite the aggressive marketing awareness campaign we initiated in order to increase Mountaineer’s population penetration.”

-more-

Average hotel occupancy at Mountaineer was 77% for the quarter, including 93% on the weekends, and the average daily rate was $83.

Mr. Arneault further stated, “We completed our acquisition of Scioto Downs during the quarter and the integration of this strategic property is proceeding as planned.  With regard to our external growth plans in Pennsylvania, on July 17 the Pennsylvania Racing Commission voted unanimously to reinstate our license to build Presque Isle Downs in Erie after an adverse court decision in June.  An applicant for the remaining racing license has challenged the Racing Commission’s reinstatement order.  The Racing Commission and we have filed motions for summary relief, which the Commonwealth Court has agreed to hear in conjunction with the appeal on December 10.  We believe the Racing Commission acted in accordance with all applicable laws and the directives of the court’s June decision and expect to move forward with our plans as soon as possible in the event the appeal is concluded favorably.   Additionally, during the quarter, Keystone Downs, LLC, an entity in which we will have an interest, filed an application for a license to build a thoroughbred track near Pittsburgh.

Mr. Arneault concluded, “Based on recent operating results at Mountaineer and our prospects for growth at Scioto and in Pennsylvania, we remain enthusiastic about the Company’s short and long-term outlook.”

Financial Guidance

The Company raised its fiscal 2003 financial guidance from total revenues, EBITDA and net income of approximately $292 million, $50 million and $12.5 million, respectively, to approximately $293 million, $52 million, and $14.0 million, respectively.

The Company’s guidance assumes that (i) the Company’s investment in Presque Isle Downs will not be impaired; (ii) no other acquisitions or dispositions; and (iii) no material changes in economic conditions, West Virginia gaming laws or world events.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA or earnings before interest, taxes, depreciation and amortization is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”).  We have presented EBITDA as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry.  You should not consider EBITDA an alternative to operating income or cash flows from operating activities as measures of operating performance or liquidity respectively.  Uses of our cash flows that are not reflected in EBITDA include capital expenditures (which are significant given our expansion), interest payments (which will increase in light of the increased borrowing and higher interest rate resulting from our recent senior notes offering), income taxes, and debt principal repayments.  Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do.  A reconciliation of GAAP income from operations to EBITDA is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call and webcast focusing on the financial results and recent corporate developments at 10:00 a.m. ET on Friday, November 7, 2003.  Interested parties may participate in the call by dialing 973-935-8504 — please call in 10 minutes before the call is scheduled to begin, and ask for the MTR Gaming call.  The conference call will be broadcast live over the Internet via the Investor Relations section of the Company’s web site at www.mtrgaming.com.  To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the Company’s web site.

About MTR Gaming Group

MTR Gaming Group owns and operates the Mountaineer Race Track & Gaming Resort in Chester, West Virginia, which currently encompasses a thoroughbred racetrack with off-track betting and export simulcasting, 3,200 slot machines, 359 hotel rooms, golf course, spa & fitness center, theater and events center, convention center and fine dining and entertainment.  The Company also owns and operates Scioto Downs harness horse racing facility in Columbus, Ohio, the Ramada Inn and Speedway Casino in North Las Vegas, and holds a license (judicial review pending) to build a new thoroughbred racetrack with parimutuel wagering in Erie, Pennsylvania.  MTR is included in the Russell 2000® and Russell® 3000 Indexes.  For more information, please visit www.mtrgaming.com.

For Additional Information, Please Contact:
MTR Gaming Group, Inc.	Investor Relations Counsel:
Edson R. (Ted) Arneault, President & CEO	The Equity Group Inc.
(304) 387-8300	www.theequitygroup.com
www.mtrgaming.com	Lauren Barbera	(212) 836-9610
lbarbera@equityny.com
	Loren G. Mortman	(212) 836-9604

Except for historical information, this press release contains forward-looking statements concerning, among other things, future plans and operating results, and specifically guidance concerning the results for 2003, the Company’s planned racetrack in Erie, Pennsylvania (subject to a legal challenge to the July 17, 2003 decision of the Pennsylvania State Horse Racing Commission reinstating the license, which was originally granted in late 2002, and the risks associated with land acquisition, development, construction and integration of new operations), and the Company’s participation in a planned racetrack in Allegheny County, Pennsylvania).  Such statements are based on the Company’s current plans and expectations.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include but are not limited to weather conditions or road conditions impeding access to Mountaineer, adverse changes in West Virginia video lottery laws or the rates of taxation of video lottery operations, market acceptance of the Company’s new hotel and related amenities at Mountaineer, which involve higher price points than the Company’s prior offerings, legalization of new forms of gaming in the Company’s target markets, which would lead to increased competition, competition, general economic conditions affecting the resort business, dependence upon key personnel and the ability to attract new personnel, changes in the number of diluted shares, leverage and debt service, expiration or non-renewal of gaming licenses, costs associated with maintenance and expansion of Mountaineer Park’s infrastructure to meet the demands attending increased patronage, costs and risks attending construction, expansion of operations, continued dependence on Mountaineer for the vast majority of our revenues, disruption in developing and integrating our Ohio and planned Pennsylvania operations and other facilities we may expand and/or acquire, extensive regulation by gaming and racing authorities, regulatory approval of our building plans for Presque Isle Downs and closing on the real property currently under option for the project, environmental laws and potential exposure to environmental liabilities, limited public market and liquidity, shares eligible for future sale, and successful cross-marketing of the Company’s Ohio and planned Pennsylvania  operations with Mountaineer, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  With respect to our participation in Keystone Downs, execution of our plans is subject to a number of risks and uncertainties, including but not limited to licensing by the Pennsylvania State Horse Racing Commission, which we anticipate will be highly competitive, closing on the real property upon exercise of the various option contracts, feasibility studies, and other customary due diligence.  Accordingly, there can be no assurance that the Company’s plans to build the track in Allegheny County will be executed. The Company does not intend to update publicly any forward-looking statements, except as may be required by law.

MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Revenues
Gaming	$70,312,000	$66,401,000	$191,819,000	$177,580,000
Parimutuel commissions	3,762,000	2,238,000	8,194,000	6,747,000
Food, beverage and lodging	7,210,000	6,424,000	17,631,000	14,593,000
Other	2,779,000	2,131,000	5,528,000	4,805,000

Total revenues	84,063,000	77,194,000	223,172,000	203,725,000
Less promotional allowances	(1,415,000)	(1,586,000)	(3,760,000)	(4,333,000)
Net revenues	82,648,000	75,608,000	219,412,000	199,392,000

Costs of revenue
Cost of gaming	41,889,000	39,758,000	117,684,000	107,925,000
Cost of parimutuel commissions	2,560,000	1,934,000	6,086,000	5,620,000
Cost of food,beverage and lodging	5,195,000	4,696,000	13,117,000	12,289,000
Cost of other revenue	2,357,000	2,855,000	5,619,000	6,218,000

Total cost of revenues	52,001,000	49,243,000	142,506,000	132,052,000

Gross Profit	30,647,000	26,365,000	76,906,000	67,340,000

Selling, general and administrative expenses:
Marketing and promotions	2,082,000	2,778,000	5,751,000	6,692,000
General and administrative	10,981,000	8,922,000	29,906,000	24,125,000
Depreciation and amortization	4,783,000	3,825,000	13,376,000	10,212,000

Total selling, general and administrative expenses	17,846,000	15,525,000	49,033,000	41,029,000

Operating income	12,801,000	10,840,000	27,873,000	26,311,000

Loss on disposal of property	(11,000)	—	(18,000)	—
Gain on sale of property	—	—	450,000	—
Interest income	94,000	8,000	231,000	126,000
Interest expense	(3,457,000)	(1,249,000)	(8,347,000)	(3,069,000)

Income before benefit/(provision) for income taxes	9,427,000	9,599,000	20,189,000	23,368,000
Benefit/(Provision) for income taxes	(3,438,000)	(3,375,000)	(7,329,000)	(8,195,000)

Net Income	$5,989,000	$6,224,000	$12,860,000	$15,173,000

Net income per share:
EPS Basic	0.22	0.23	0.46	0.56
EPS fully diluted	0.21	0.22	0.45	0.52

Weighted average number of shares outstanding:
Basic Shares	27,798,876	27,102,859	27,809,212	27,037,446
Fully diluted shares	28,364,874	28,801,910	28,630,987	28,944,501

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002

Net Revenues:
Mountaineer Park	$78,748,000	$72,868,000	$210,690,000	$191,485,000
Speakeasy-Las Vegas	2,305,000	2,412,000	7,030,000	7,052,000
Scioto Downs	1,481,000	—	1,481,000	—
Speakeasy-Reno	—	328,000	47,000	848,000
Corporate	114,000	—	164,000	7,000
Consolidated	$82,648,000	$75,608,000	$219,412,000	199,392,000

EBITDA:
Mountaineer Park	$19,688,000	$16,112,000	$46,691,000	$40,578,000
Speakeasy-Las Vegas	(78,000)	3,000	1,000	323,000
Scioto Downs	(115,000)	—	(115,000)	—
Speakeasy-Reno	—	(189,000)	(293,000)	(951,000)
Corporate	(1,911,000)	(1,261,000)	(5,035,000)	(3,427,000)
Consolidated	$17,584,000	$14,665,000	$41,249,000	$36,523,000

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

RECONCILIATION OF OPERATING INCOME TO EBITDA

(unaudited)

The following tables set forth a reconciliation of operating income (loss), a GAAP financial measure, to EBITDA a non-GAAP financial measure.

					Financial Guidance Year Ending December 31, 2003
	Three Months Ended		Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Mountaineer Park:
Operating income	$15,702,000	$12,769,000	$35,204,000	$31,951,000
Depreciation and amortization	3,986,000	3,343,000	11,487,000	8,627,000
EBITDA	19,688,000	16,112,000	46,691,000	40,578,000

Speakeasy-Las Vegas:
Operating income	$(399,000)	$(308,000)	$(960,000)	$(602,000)
Depreciation and amortization	321,000	311,000	961,000	925,000
EBITDA	(78,000)	3,000	1,000	323,000

Scioto Downs:
Operating income	$(259,000)	—	$(259,000)	—
Depreciation and amortization	144,000	—	144,000	—
EBITDA	(115,000)	—	(115,000)	—

Speakeasy-Reno:
Operating income	—	$(222,000)	$(312,000)	$(1,280,000)
Depreciation and amortization	—	33,000	19,000	329,000
EBITDA	—	(189,000)	(293,000)	(951,000)

Corporate:
Operating income	$(2,243,000)	$(1,399,000)	$(5,800,000)	$(3,758,000)
Depreciation and amortization	332,000	138,000	765,000	331,000
EBITDA	(1,911,000)	(1,261,000)	(5,035,000)	(3,427,000)

Consolidated:
Operating income	$12,801,000	$10,840,000	$27,873,000	$26,311,000	$33,600,000
Depreciation and amortization	4,783,000	3,825,000	13,376,000	10,212,000	18,400,000
EBITDA	17,584,000	14,665,000	41,249,000	36,523,000	52,000,000

MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED BALANCE SHEET

	September 30 2003	December 31 2002
	(unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$29,828,000	$14,398,000
Restricted cash	1,074,000	860,000
Accounts receivable, net of allowance for doubtful accounts of $101,000,and $98,000	5,969,000	4,522,000
Accounts receivable - Lottery Commission	2,793,000	—
Inventory	2,654,000	2,414,000
Deferred financing costs	1,784,000	902,000
Prepaid taxes	5,000	4,360,000
Deferred income taxes	823,000	823,000
Other current assets	2,855,000	1,531,000
Total current assets	47,785,000	29,810,000

Property:
Land	11,851,000	12,087,000
Building	147,860,000	137,422,000
Equipment and automobiles	65,939,000	59,929,000
Furniture and fixtures	15,042,000	17,870,000
Construction in progress	2,227,000	248,000
	242,919,000	227,556,000
Less accumulated depreciation	(50,545,000)	(46,981,000)
	192,374,000	180,575,000

Other assets:

Goodwill	1,492,000	1,492,000
Other intangibles	14,187,000	—
Note receivable	2,220,000	—
Deferred income taxes	3,863,000	2,213,000
Deferred financing costs,net of current portion	5,999,000	1,452,000
Deposits and other	10,461,000	6,375,000
	38,222,000	11,532,000
	$278,381,000	$221,917,000

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liablities:
Accounts payable	$2,744,000	$5,259,000
West Virginia state lottery commission payable	792,000	1,576,000
Accrued payroll and payroll taxes	2,192,000	2,542,000
Accrued tax liability	3,919,000	—
Accrued liabilities	4,708,000	2,847,000
Accrued interest payable	6,612,000	244,000
Current portion of capital leases	5,347,000	6,532,000
Current portion of long-term and other debt	949,000	312,000
Total current liabilites	27,263,000	19,312,000

Long-term and other debt, less current portion	133,356,000	96,279,000
Capital lease obligations, net of current portion	3,110,000	6,945,000
Long-term deferred compensation	2,817,000	915,000
Deferred income taxes	11,299,000	7,977,000
	177,845,000	131,428,000

Shareholders’ equity:
Common stock	—	—
Paid in capital	55,644,000	53,236,000
Retained earnings	44,892,000	37,253,000
Total shareholders’ equity	100,536,000	90,489,000
	$278,381,000	$221,917,000

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